EXHIBIT 3.1.   CERTIFICATE OF INCORPORATION



                                                       STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                  DELIVERED 09:50 AM 08/12/2010
                                                    FILED 09:50 AM 08/12/2010
                                                  SRV 100824035 - 4859442 FILE



                               STATE OF DELAWARE
                         CERTIFICATE OF INCORPORATION
                            DAEDALUS VENTURES, INC.
                              A STOCK CORPORATION

FIRST:  The name of this Corporation is Daedalus Ventures, Inc.

SECOND: Its registered office in the State of Delaware is to be located at 16192 Coastal Highway, in the City of Lewes, County of Sussex, Zip Code 19958.
 The registered agent in charge thereof is Harvard Business Services, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total stock of this corporation is authorized to issue is 500,000,000 common shares with a par value of $.0001 per share, and 20,000,000 preferred shares with a par value of $.0001 per share (number of authorized shares).

FIFTH:  The name and mailing address of the incorporator are as follows:

       Name:              William Tay
       Mailing Address:   2000 Hamilton Street, #943
                          Philadelphia, Pennsylvania
       Zip Code:          19130

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 12th day of August, 2010.


                                 BY:    /s/ William Tay
                                        -----------------------------------
                                        (Incorporator)

                                 NAME:  William Tay
                                        -----------------------------------
                                        (Type or Print)